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                                                                     EXHIBIT 1.3


                           FORM OF U.S. INDEMNITY AGREEMENT


                                                             December [__], 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
SALOMON BROTHERS INC
FORUM CAPITAL MARKETS L.P.
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

    Swisher International Group Inc., a Delaware corporation (the "Company"), a wholly owned subsidiary of Hay Island Holding Corporation, a Delaware corporation ("Hay Island") is entering into an agreement dated the date hereof (the "Purchase Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A to the Purchase Agreement (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as provided in Section 10 of the Purchase Agreement), for whom Merrill Lynch, Salomon Brothers Inc and Forum Capital Markets L.P. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Purchase Agreement to purchase all or any part of 720,000 additional shares of Class A Common Stock to cover over-allotments, if any. The aforesaid 4,800,000 shares of Class A Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 720,000 shares of Class A Common Stock subject to the option described in
Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

    Additionally, the Company is entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company of an aggregate of 1,200,000 shares of Class A Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and

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Canada (the "International Managers") for which Merrill Lynch International,
Salomon Brothers International Limited and Forum Capital Markets L.P. are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 180,000 additional shares of Class A Common Stock solely to cover over-allotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities."

    The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

    The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

    Hay Island understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after the Purchase Agreement has been executed and delivered.

    Up to 500,000 shares of the U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the U.S. Securities by the U.S. Underwriters.

    Prior to the purchase of the Securities pursuant to the Purchase
Agreements, the Company was a wholly owned subsidiary of Hay Island and after the sale of the Securities the Company will continue to be controlled by Hay Island. Whereas the establishment of a public market for the Securities will provide substantial benefit to Hay Island and, desiring to provide the Company the opportunity to utilize cash flow to repay the Company's indebtedness and for use in its business in the event any indemnification claim arises under the Purchase Agreement, Hay Island has agreed to provide this additional source of indemnity to the Underwriters.

    The Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 (No. 333-14975) covering the registration of the U.S. Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of the Purchase Agreement, the Company will either
(i) prepare and file a prospectus in accordance

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with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The information included in any such prospectus, if any, or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated November 29, 1996, and the preliminary International Prospectus dated November 29, 1996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system.


    SECTION 1.     REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES BY HAY ISLAND. Hay Island represents and warrants to, and agrees with, each Underwriter as follows:

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         (i)     GOOD STANDING OF HAY ISLAND.  Hay Island has been duly
    organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement and the International Indemnity Agreement.

         (ii) AUTHORIZATION OF AGREEMENT. This Agreement and the International Indemnity Agreement have been duly authorized, executed and delivered by Hay Island.

         (iii) THIRD PARTY CONSENTS. All authorizations and consents necessary for the execution and delivery by Hay Island of this Agreement and the International Indemnity Agreement have been given and are in full force and effect on the date hereof.

    (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of Hay Island delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters in connection with this Agreement shall be deemed a representation and warranty by Hay Island to each U.S. Underwriter as to the matters covered thereby.


    SECTION 2.   INDEMNIFICATION.

    (a) INDEMNIFICATION OF U.S. UNDERWRITERS. (1) Hay Island agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the

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    supplement or prospectus wrapper material distributed in ________ in connection with the reservation and sale of the Reserved Securities to eligible employees and ______________ of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectus, not misleading;

         (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 2(a)(1)(ii)(A) hereof; provided that (subject to Section 2(d) below) any such settlement is effected with the written consent of Hay Island; and

         (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 2(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

    (2) The obligations of Hay Island pursuant to this Agreement are joint and several with respect to the obligations of the Company under the Purchase Agreement; provided, however, that Hay Island's aggregate liability under this Section shall be limited to an amount equal to $__ million.


    (b) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve

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it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 2(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 2 or Section 3 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (c) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 2(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    (d) INDEMNIFICATION FOR RESERVED SECURITIES. In connection with the offer and sale of the Reserved Securities, Hay Island agrees, promptly upon a request in writing, to indemnify and hold harmless the U.S. Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and _________________ of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.


    SECTION 3.   CONTRIBUTION.  If the indemnification provided for in
Section 2 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each



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indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to Hay Island on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Hay Island on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 2(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, PROVIDED that Hay Island's aggregate liability under this Section 3 (together with any liability of Hay Island under Section 3 of the International Purchase Agreement) shall be limited to the aggregate amount of
$             million.

    Hay Island and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 3, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each person, if any, who controls Hay Island within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Hay Island. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 3 are several in proportion to the

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number of Initial U.S. Securities set forth opposite their respective names in
Schedule A to the Purchase Agreement and not joint.


    SECTION 4. TERMINATION OF AGREEMENT. This Agreement shall terminate three years from the date hereof; provided, however, that this Agreement shall survive and remain in full force and effect with respect to any claim made prior to such date of termination.

    SECTION 5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of [_______] and notices to Hay Island shall be directed to it at [__________], attention of [__________].


    SECTION 6. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters and Hay Island and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and Hay Island and their respective successors and the controlling persons and officers and directors referred to in Sections 3 and 4 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and Hay Island and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


    SECTION 7. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.


    SECTION 8. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to Hay Island a counterpart hereof, whereupon this instrument, along with all

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                                          9

counterparts, will become a binding agreement between the U.S. Underwriters and Hay Island in accordance with its terms.


                                            Very truly yours,

                                            HAY ISLAND HOLDING CORPORATION


                                            By
                                                 --------------------------
                                                 Title:


CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
SALOMON BROTHERS INC
FORUM CAPITAL MARKETS L.P.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By
   -----------------------------------------------------
                   Authorized Signatory


For itself and as U.S. Representatives of the other U.S. Underwriters named in Schedule A of the Purchase Agreement.